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                                                                    Exhibit 23.4

                  [LETTERHEAD OF MOSS ADAMS LLP APPEARS HERE]

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 19, 1997, with respect to the financial statements of Duplicating Specialties, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Global Imaging Systems, Inc. for the registration of $100,000 aggregate principal amount of 10 3/4% senior subordinated notes due 2007.

                                          /s/ Moss Adams LLP

Vancouver, Washington
May 3, 1999